UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 20, 2019

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
001-3034	XCEL ENERGY INC.	41-0448030
(a Minnesota corporation)
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

001-3280	PUBLIC SERVICE COMPANY OF COLORADO	84-0296600
(a Colorado corporation)
1800 Larimer Street Suite 1100
Denver, Colorado 80202
(303) 571-7511

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Colorado Electric Rate Request
On May 20, 2019, Public Service Company of Colorado (PSCo), a wholly owned subsidiary of Xcel Energy Inc. (Xcel Energy), filed a request with the Colorado Public Utilities Commission (CPUC) seeking a net increase to retail electric base rate revenue of $158.3 million, reflecting a $407.7 million increase offset by $249.4 million of previously authorized costs (currently recovered through various rider mechanisms). The request, which represents a 5.7% increase in total retail electric revenue, is based on a historic test year ended Dec. 31, 2018 (adjusted for certain forecasted plant additions and expenses through year-end 2019), a 10.35% return on equity and an equity ratio of 56.46% (based on actual equity as of March 31, 2019) and incorporates the full impact of tax reform.

The request reflects continued investments, including amounts for: (1) distribution infrastructure necessary to meet growing customer energy needs, (2) wildfire mitigation improvements and (3) replacing and updating outdated software enabling improvement in effectiveness and customer satisfaction. In addition, this rate request reflects already approved investment in an Advanced Grid Intelligence and Security (AGIS) initiative, which will provide deeper visibility and control of the distribution system, and increase reliability and improve customer products and services. Finally, this rate request implements depreciation expense changes based on a depreciation study approved by the CPUC in January 2017 and includes recovery of environmental investments and early coal plant retirements primarily associated with the Clean Air Clean Jobs Act (CACJA).

PSCo has requested rates effective Jan. 1, 2020.

Revenue Request (millions of dollars)	2020
Changes since 2014 rate case:
Plant-related growth 2013-2018	$85.3
O&M savings, sales growth and other cost reductions	(89.1)
Forecasted 2019 capital additions	48.9
AGIS and grid modernization	39.1
Updated cost of capital	31.7
Previously approved depreciation rates	28.1
Incremental wildfire mitigation	14.3
Net increase to revenue	158.3
Previously authorized costs:
CACJA, TCA and Rush Creek (a)	249.4
Total base revenue request	$407.7

Expected year-end rate base (billions of dollars) (b)	$8.2

(a)
Roll-in of CACJA, Transmission Cost Adjustment (TCA) and Rush Creek Wind Project (excluding production tax credits) amounts into base rates will not impact total revenue as costs are currently recovered from customers through riders or the fuel clause.

(b)	Base rate request does not include the impact of the Colorado Energy Plan.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, as well as assumptions and other statements are intended to be identified in this document by the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should,” “will,” “would” and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. Factors, in addition to those discussed in Xcel Energy’s and PSCo’s Annual Report on Form 10-K for the year ended Dec. 31, 2018, and subsequent securities filings, that could cause actual results to differ materially from management expectations as suggested by such forward-looking information: changes in environmental laws and regulations; climate change and other weather, natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; ability of subsidiaries to recover costs from customers; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including inflation rates, monetary fluctuations and their impact on capital expenditures and the ability of Xcel Energy Inc. and its subsidiaries to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; our subsidiaries’ ability to make dividend payments; tax laws; operational safety, including our nuclear generation facilities; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices; costs of potential regulatory penalties; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; fuel costs; and employee work force and third party contractor factors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 21, 2019	Xcel Energy Inc. (a Minnesota corporation)
Public Service Company of Colorado (a Colorado corporation)

/s/ ROBERT C. FRENZEL
Robert C. Frenzel
Executive Vice President, Chief Financial Officer